UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

        Date of Report (Date of earliest event reported): August 12, 2004

                                 KEY GOLD CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

       Nevada                        000-5660             98-0372619
(State or other jurisdiction       (Commission           (IRS Employer
   of incorporation)               File Number)        Identification No.)

                1942 Broadway, Suite 504, Boulder, Colorado 80302
               (Address of Principal Executive Offices)   (Zip Code)

       Registrant's telephone number, including area code: (303) 323-1927


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Item 4.  Changes in Registrant's Certifying Accountant.

      On August 12, 2004, the registrant dismissed Dale Matheson Carr-Hilton LaBonte ("DMCH") as the registrant's principal accountant effective on such date. On August 12, 2004, the registrant appointed Kelly & Co. ("KELLY") as the registrant's new principal accountant. DMCH's report on the registrant's financial statements for fiscal years 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by the registrant's audit committee.

      During fiscal years 2002 and 2003 and the subsequent interim period through March 31, 2004, there were no disagreements with DMCH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of DMCH, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

      The registrant engaged KELLY as its new independent accountant on August 12, 2004. During fiscal years 2002 and 2003 and the subsequent interim period through March 31, 2004, neither the registrant nor someone on its behalf engaged KELLY regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant's financial statements, or any matter that was either the subject of a "disagreement" or a "reportable event," both as such terms are defined in Item 304 of Regulation S-B.

      The registrant has requested DMCH to furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in this current report and, if not, expressing the respects in which it does not agree.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2004                        KEY GOLD CORP.


                                             By: /s/ John Anderson
                                                 -----------------
                                                     John Anderson
                                                     Chief Executive Officer